UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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☑ Definitive Information Statement

CENTENNIAL COMMUNICATIONS CORP.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Information Statement, if Other Than the Registrant(s))

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CENTENNIAL COMMUNICATIONS CORP.

3349 Route 138
Wall, New Jersey 07719

August 21, 2003

Dear Stockholder:

      This Information Statement is furnished to holders of shares of common stock of Centennial Communications Corp. (“Centennial,” the “Company,” “we” or “us”). The purpose of this Information Statement is to notify the stockholders that the holders of a majority of the outstanding shares of common stock of the Company have taken action by written consent to approve the following actions:

The amendment and restatement of the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to (1) increase the authorized number of shares of our common stock, par value $0.01 per share, from 140,000,000 shares to 240,000,000 shares and (2) remove the mandatory indemnification provisions from the Certificate of Incorporation (collectively, the “Amendments”).

      The Board of Directors of the Company believes that the amendment and restatement of the Certificate of Incorporation is beneficial to the Company and its stockholders.

      You have the right to receive this notice if you were a stockholder of record of common stock of the Company at the close of business on August 18, 2003. The enclosed Information Statement is being furnished to you to inform you that the foregoing actions have been approved by the holders of a majority of the outstanding shares of common stock. We are not asking you for a proxy, and you are not requested to send us a proxy. The Amendments cannot take effect until 20 calendar days after this Information Statement is first mailed to stockholders. You are urged to read the Information Statement in its entirety for a description of the actions taken by the holders of a majority of the outstanding shares of common stock of the Company.

      We filed an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on August 21, 2003, which will by its terms come into effect on September 11, 2003.

TONY L. WOLK
Senior Vice President, General
Counsel and Secretary

CENTENNIAL COMMUNICATIONS CORP.

3349 Route 138
Wall, New Jersey 07719

INFORMATION STATEMENT PURSUANT TO

SECTION 14(C) OF THE SECURITIES EXCHANGE
ACT OF 1934 AND RULE 14C-2 THEREUNDER

NO VOTE OR OTHER ACTION OF THE COMPANY’S

STOCKHOLDERS IS REQUIRED IN CONNECTION
WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY, AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

      We are sending you this Information Statement to inform you that on August 11, 2003 the holders of a majority of the outstanding shares of common stock of the Company, representing approximately 88% of our total issued and outstanding common stock, have taken action by written consent to approve the following measures:

The amendment and restatement of the Company’s Certificate of Incorporation to (1) increase the authorized number of shares of our common stock, par value $0.01 per share, from 140,000,000 shares to 240,000,000 shares and (2) remove the mandatory indemnification provisions from the Certificate of Incorporation.

      Our Board of Directors has also approved the Amendments. The Company has filed an Amended and Restated Certificate of Incorporation, attached hereto as Exhibit A, which, by its terms, will become effective on September 11, 2003, 20 calendar days after the mailing of this Information Statement. The Board of Directors is not soliciting your proxy in connection with the adoption of the Amendments and you are not requested to send us a proxy. Pursuant to Section 228 of the Delaware General Corporation Law (“DGCL”), you are hereby being provided with notice of the approval of this action by less than unanimous written consent of our stockholders. Pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with this letter you are being furnished an information statement relating to this action.

      The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

AMENDMENT AND RESTATEMENT OF CERTIFICATE OF INCORPORATION

General

      The Company’s current Certificate of Incorporation provides for an authorized capitalization consisting of 10,000,000 shares of preferred stock, par value $0.01 per share, and 140,000,000 shares of common stock, par value $0.01 per share. As of August 4, 2003, there were no shares of preferred stock outstanding and 95,857,352 shares of common stock outstanding, and each share of common stock is entitled to one vote with respect to the approval of the foregoing amendment. The Board of Directors believes that the increase in the authorized shares of common stock will provide the Company greater flexibility with respect to the Company’s capital structure for such purposes as additional equity financing.

      The Company’s existing Certificate of Incorporation mandates that the Company shall indemnify to the fullest extent permitted by Section 145 of the DGCL any and all persons whom it has power to indemnify under such section. The Board of Directors believes that such obligatory indemnification provisions for directors, officers, employees or agents do not allow the Company to tailor specific indemnification needs to each such indemnitee and that the Company should rely on the provisions contained in its Bylaws for the scope of the Company’s indemnification obligations.

      The Board of Directors believes that it is in the best interests of both the Company and its stockholders to effect the Amendments. The Amendments have been approved by the Board of Directors and the stockholders holding approximately 88% of the outstanding shares of our common stock as of the date of this Information Statement.

Vote Required; Manner of Approval

      Amending and restating the Certificate of Incorporation under the DGCL requires the affirmative vote of the holders of a majority of the outstanding stock entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon as a class. Section 242(a) of the DGCL permits a corporation to amend its certificate of incorporation from time to time. Section 245(b) of the DGCL permits a company to restate its certificate of incorporation in order simultaneously to amend the certificate and to integrate such amendment into a single instrument restating all amendments and supplements filed with the Secretary of State of the State of Delaware prior to such restatement.

      Section 228 of the DGCL provides in substance that, unless the Company’s certificate of incorporation states otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding voting stock holding not less than a minimum number of votes that would be necessary to approve such action at a stockholders meeting. Under the applicable provisions of the DGCL, this action is effective when written consents from holders of record of a majority of the outstanding shares of voting stock are executed and delivered to the Company.

      In accordance with the DGCL and as stated above, an affirmative vote approving the amendment and restatement of the Certificate of Incorporation by holders holding at least a majority of the outstanding shares of the Company’s common stock has been obtained. As a result, no further vote or proxy is required by the stockholders of the Company to approve the adoption of the Amended and Restated Certificate of Incorporation of the Company.

      Under Rule 14c-2 promulgated under the Exchange Act, the amendment and restatement of the Certificate of Incorporation cannot take effect until 20 calendar days after this Information Statement is first mailed to the Company’s stockholders. The Amended and Restated Certificate of Incorporation has been filed with the Secretary of State of the State of Delaware setting forth the Amendments as described above and which shall, by its terms, become effective on September 11, 2003, 20 calendar days after the mailing of this Information Statement.

USE OF PROCEEDS

      The Company will receive no proceeds from the amendment and restatement of the Certificate of Incorporation effecting the Amendments as set forth herein.

PURPOSE AND EFFECT OF THE AMENDMENTS

Increase in Authorized Shares

      After the increase in the authorized number of shares of common stock, there will be 95,857,352 shares of our common stock issued and outstanding, leaving approximately 144,142,648 shares of our common stock available for future issuance by the Board of Directors without further action by the stockholders, subject to applicable law. The par value of our common stock will remain $0.01 per share. The terms of the additional shares of common stock will be identical to those of the currently outstanding shares of common stock. The Amendments will not alter the current number of issued shares. The relative rights and limitations of the shares of common stock would remain unchanged under the Amendments.

      The increase in the authorized number of shares of common stock will enable us to engage in possible future financings and such other corporate purposes as the Board of Directors determines in its discretion. These corporate purposes may include future stock splits, stock dividends or other distributions, future financings, acquisitions and stock options and other equity benefits under our employee benefit plans. The increase in the number of authorized shares of common stock would enable us to promptly take advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with holding a special meeting of stockholders.

      The increase in the authorized number of shares of our common stock could have an anti-takeover effect, although that is not the intention of the Company. If the Board of Directors desires to issue additional shares of our common stock in the future, such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Board of Directors. The availability of this defensive strategy to the Company could discourage unsolicited takeover attempts, thereby limiting the opportunity for the Company’s stockholders to realize a higher price for their shares than might be generally available in the public markets. The Board of Directors is not aware of any attempt, or contemplated attempt, to change the control of the Company, and this amendment is not being effectuated with the intent that it be used as a type of anti-takeover device.

      The issuance of any additional shares of common stock would also have the effect of diluting the equity interests of existing stockholders and the earnings per share, if any, of existing shares of common stock. Such dilution may be substantial, depending upon the amount of shares issued.

Removal of Indemnification Provisions

      The removal of the mandatory indemnification provisions from the Certificate of Incorporation will permit the Company to rely on the broad discretion given to the Board of Directors under the Company’s Bylaws. The removal of indemnification provisions from the Certificate of Incorporation is standard practice amongst other public companies. The removal of the indemnification provisions from the Certificate of Incorporation will not have an immediate effect on those directors, officers, employees or agents of the Company who are currently entitled to indemnification from the Company.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Security Ownership of Certain Beneficial Owners and Management

      The table below contains information regarding the beneficial ownership of Centennial’s common shares as of August 4, 2003, by

•	each stockholder who owns beneficially five percent or more of Centennial’s common shares,

•	each director of Centennial,

•	each executive officer, and

•	all directors and executive officers as a group.

      As used throughout this Information Statement, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (that is, the power to dispose of, or to direct the disposition of, a security). In addition, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days after such date. The number of shares beneficially owned by each stockholder is determined according to the rules of the Securities and Exchange Commission (the “Commission”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under current rules, “beneficial ownership” includes any shares as to which the individual or entity has sole or shared voting power or investment power. As a consequence, several persons may be deemed to be the “beneficial owners” of the same securities.

      Unless otherwise noted in the footnotes to this table, each of the stockholders named in this table has sole voting and investment power with respect to the common stock shown as “beneficially owned.” The percentage ownership of each stockholder is calculated based on 95,857,352 shares of common stock on August 4, 2003.

	Number of Shares	Percent
Name and Address of Beneficial Owner	Beneficially Owned	of Class

Welsh, Carson, Anderson & Stowe VIII, L.P.(1)	51,262,086	53.5%
WCAS Capital Partners III, L.P.(1)	4,879,521	5.1%
Blackstone Investors(2)	28,172,043	29.4%
Thomas E. McInerney(1)(3)	56,141,607	58.6%
Anthony J. de Nicola(1)(4)	56,141,607	58.6%
James R. Matthews(1)(5)	45,224,364	47.2%
Lawrence H. Guffey(6)	28,172,043	29.4%
David M. Tolley(6)	28,172,043	29.4%
J. Stephen Vanderwoude(7)	21,000	*
Carmen Ana Culpeper(8)	13,700	*
Ellen C. Wolf	-0-	*
Michael J. Small(9)	1,043,471	1.1%
Thomas J. Fitzpatrick(10)	93,750	*
Phillip Mayberry(11)	379,416	*
John de Armas(12)	37,500	*
Thomas Cogar(13)	107,401	*

	Number of Shares	Percent
Name and Address of Beneficial Owner	Beneficially Owned	of Class

Thomas E. Bucks(14)	178,350	*
Tony L. Wolk(15)	20,778	*
Nassry G. Zamora(16)	20,099	*
All directors and executive officers as a group(17)	86,233,510	88.6%

*	Less than 1%

(1)	The address for Welsh, Carson, Anderson & Stowe VIII, L.P. and WCAS Capital Partners III, L.P. is 320 Park Avenue, Suite 2500, New York, New York 10022. Certain of the shares reflected as owned by Welsh, Carson, Anderson & Stowe VIII, L.P. are owned beneficially and of record by Welsh, Carson, Anderson & Stowe VII, L.P. (5,833,053) and WCAS Information Partners, L.P. (204,669), limited partnerships affiliated with Welsh, Carson, Anderson & Stowe VIII, L.P. An aggregate of 2,102,364 shares included as beneficially owned by Welsh, Carson, Anderson & Stowe VIII, L.P. are owned beneficially and of record by individuals who are managing members of the limited liability company that serves as its sole general partner, including Messrs. McInerney, de Nicola and Matthews, and individuals employed by its investment advisor. Messrs. McInerney, de Nicola and Matthews may be deemed to share beneficial ownership of the shares owned by Welsh, Carson, Anderson & Stowe VIII, L.P., and disclaim beneficial ownership of such shares except to the extent owned of record by them.

(2)	The shares beneficially owned by Blackstone Investors are owned by Blackstone CCC Capital Partners L.P. (22,413,222), Blackstone CCC Offshore Capital Partners L.P. (4,068,495) and Blackstone Family Investment Partnership III L.P. (1,690,326). Blackstone Management Associates III L.L.C. (“BMA”) is the general partner of each of these partnerships, and Messrs. Peter G. Peterson and Stephen A. Schwarzman, as the founding members of BMA, may be deemed to share, together with BMA, beneficial ownership of such shares. The address of Blackstone Investors, BMA and Messrs. Peterson and Schwarzman is c/o The Blackstone Group, 345 Park Avenue, New York, New York 10154. Messrs. Peterson, Schwarzman and Guffey, each of whom are partners of BMA, and Mr. Tolley, who is a principal of affiliates of BMA, disclaim beneficial ownership of such shares.

(3)	Mr. McInerney, a director of Centennial, owns of record 465,984 shares of common stock. Welsh, Carson, Anderson & Stowe VIII, L.P., Welsh, Carson, Anderson & Stowe VII, L.P., WCAS Information Partners, L.P., WCAS Capital Partners III, L.P. and individuals who are managing members of the limited liability company that serves as Welsh, Carson, Anderson & Stowe VIII’s general partner, affiliates of Mr. McInerney, own the remaining shares of common stock reflected as beneficially owned by Mr. McInerney. Mr. McInerney disclaims beneficial ownership of such shares except to the extent owned of record by him.

(4)	Mr. de Nicola, a director of Centennial, beneficially owns 40,932 shares of common stock that are owned of record by a family partnership. Welsh, Carson, Anderson & Stowe VIII, L.P., Welsh, Carson, Anderson & Stowe VII, L.P., WCAS Information Partners, L.P., WCAS Capital Partners III, L.P. and individuals who are managing members of the limited liability company that serves as Welsh, Carson, Anderson & Stowe VIII’s general partner, affiliates of Mr. de Nicola, own the remaining shares of common stock reflected as beneficially owned by Mr. de Nicola. Mr. de Nicola disclaims beneficial ownership of such shares except to the extent owned of record by him.

(5)	Mr. Matthews, a director of Centennial, does not own of record any shares of common stock. Welsh, Carson, Anderson & Stowe VIII, L.P. and individuals who are managing members of the limited liability company that serves as Welsh, Carson, Anderson & Stowe VIII’s general partner, affiliates of

Mr. Matthews, own the shares of common stock reflected as beneficially owned by Mr. Matthews. Mr. Matthews disclaims beneficial ownership of such shares.

(6)	Messrs. Guffey and Tolley, directors of Centennial, do not own of record any shares of common stock. Blackstone CCC Capital Partners L.P., Blackstone CCC Offshore Partners L.P. and Blackstone Family Investment Partnership III L.P., entities which Messrs. Guffey and Tolley are affiliated with, own all of the shares of common stock reflected as beneficially owned by them. Messrs. Guffey and Tolley disclaim beneficial ownership of such shares.

(7)	Consists of 3,000 shares that Mr. Vanderwoude owns directly and 18,000 shares that Mr. Vanderwoude has the right to acquire pursuant to a stock option grant.

(8)	Consists of 200 shares that Ms. Culpeper owns directly and 13,500 shares that Ms. Culpeper has the right to acquire pursuant to a stock option grant.

(9)	Consists of 168,889 shares that Mr. Small owns directly and 874,582 shares that Mr. Small has the right to acquire pursuant to stock option grants.

(10)	Consists of 93,750 shares that Mr. Fitzpatrick has the right to acquire pursuant to stock option grants.

(11)	Consists of 70,251 shares that Mr. Mayberry owns directly and 309,165 shares that Mr. Mayberry has the right to acquire pursuant to stock option grants.

(12)	Consists of 12,500 shares that Mr. de Armas has the right to acquire pursuant to stock option grants.

(13)	Consists of 64,902 shares that Mr. Cogar owns directly and 42,499 shares that Mr. Cogar has the right to acquire pursuant to stock option grants.

(14)	Consists of 9,600 shares that Mr. Bucks owns directly and 168,750 shares that Mr. Bucks has the right to acquire pursuant to stock option grants.

(15)	Consists of 5,778 shares that Mr. Wolk owns directly and 15,000 shares that Mr. Wolk has the right to acquire pursuant to stock option grants.

(16)	Consists of 5,099 shares that Mr. Zamora owns directly and 15,000 shares that Mr. Zamora has the right to acquire pursuant to stock option grants.

(17)	Consists of 84,645,763 shares owned directly by such persons and 1,587,747 shares that may be acquired by such persons pursuant to stock option grants.

Dissenters’ Rights of Appraisal

      No dissenters’ or appraisal rights of our stockholders under Delaware corporate law arise as a result of approval of the increase in the authorized number of shares, removal of indemnification provisions and the related amendment and restatement of the Certificate of Incorporation.

Delivery of Documents to Security Holders Sharing an Address

      Only one information statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. We hereby undertake promptly to deliver, upon written or oral request, a separate copy of this Information Statement to a security holder at a shared address to which a single copy of the Information Statement was delivered. In order to request additional copies of this Information Statement or to request delivery of a single copy of this Information Statement if you are receiving multiple copies, please contact us at the address or telephone number found under “Where You Can Find More Information” below.

WHERE YOU CAN FIND MORE INFORMATION

      The Company files annual, quarterly and special reports, proxy statements and other information with the Commission. You can read and copy any materials that the Company files with the Commission at the Commission’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about the operation of the Commission’s Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains a Web site that contains information we file electronically with the Commission, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

      Copies of this Information Statement, Centennial’s most recent annual report filed with the Commission on Form 10-K and Centennial’s most recent proxy statement filed with the Commission are available to stockholders at no charge upon request directed as follows:

Centennial Communications Corp.

3349 Route 138, Bldg. A
Wall, New Jersey 07719
(732) 556-2200

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The SEC allows us to “incorporate by reference” into this Information Statement the information we file with them, which means that we can disclose important information to you by referring to our filed SEC documents. The information incorporated by reference is considered to be part of this Information Statement. Information we file with the SEC after the date of this document will update and supersede the information in this Information Statement. We incorporate by reference the documents listed below:

•	Our Annual Report on Form 10-K for the year ending May 31, 2002;

•	Our Quarterly Reports on Form 10-Q for the periods ending August 31, 2002, November 30, 2002, and February 28, 2003; and

•	Our Current Reports on Form 8-K filed June 9, 2003, June 17, 2003, and July 23, 2003.

      In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act shall be deemed to be incorporated by reference into this Information Statement. You may request a copy of these filings, if any, at no cost, by writing or telephoning us at the address and number found above under “Where You Can Find More Information.”

EXHIBIT A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION
OF
CENTENNIAL COMMUNICATIONS CORP.
(Pursuant to Sections 242 & 245)

      The present name of the corporation (hereinafter the “Corporation”) is Centennial Communications Corp. The Corporation was originally incorporated under the name Century Cellular Corp. before changing its name to Centennial Cellular Corp. and then to Centennial Communications Corp. The date of filing of the original certificate of incorporation of the Corporation with the Secretary of State of the State of Delaware is February 26, 1988.

      The provisions of the certificate of incorporation of the Corporation as heretofore restated, amended and/or supplemented, are hereby amended, restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Amended and Restated Certificate of Incorporation of Centennial Communications Corp.

      The Board of Directors of the Corporation has duly adopted this Amended and Restated Certificate of Incorporation pursuant to the provisions of Sections 242 and 245 of the General Corporation Law of Delaware (the “DGCL”), and the stockholders of the Corporation have approved and adopted this Amended and Restated Certificate of Incorporation by written consent in accordance with Section 228 of the DGCL.

      Pursuant to Section 103(d) of the DGCL, the effective date of this Amended and Restated Certificate of Incorporation shall be September 11, 2003, twenty (20) calendar days following the filing hereof with the Secretary of State of the State of Delaware.

FIRST: The name of the Corporation is:

Centennial Communications Corp.

SECOND: The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of the Corporation’s registered agent at such address is Corporation Service Company.

THIRD: The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

FOURTH: (a) The total number of shares of all classes of stock which the Corporation shall have authority to issue is 250,000,000, consisting of (1) 10,000,000 shares of Preferred Stock, par value $.01 per share (“Preferred Stock”), and (2) 240,000,000 shares of Common Stock, par value $.01 per share (“Common Stock”).

(b) The Board of Directors of the Corporation is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock. Before any share of any such series is issued, the Board of Directors shall fix, and hereby is expressly empowered to fix, by resolution or resolutions, the following provisions of the shares thereof:

(i) the designation of such series, the number of shares to constitute such series and the stated value thereof if different from the par value thereof;

(ii) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights, which may be general or limited;

(iii) the dividends, if any, payable on such series, whether any such dividends shall be cumulative and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of this class;

(iv) whether the shares of such series shall be subject to redemption at the election of the Corporation or the holders of such series and, if so, the times, prices and other conditions of such redemption;

(v) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

(vi) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

(vii) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of this class or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions for conversion or exchange;

(viii) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, or upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of this class;

(ix) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of this class or of any other class; and

(x) any other powers, preferences and relative, participating, optional and other special rights of such series, and any qualifications, limitations and restrictions thereof.

The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series of Preferred Stock at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

FIFTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized and empowered to make, alter or repeal the Bylaws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any Bylaw made by the Board of Directors.

SIXTH: The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation; and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

[Signature page follows immediately.]

      IN WITNESS WHEREOF, Centennial Communications Corp. has caused this Certificate to be signed by Tony L. Wolk, its Senior Vice President, General Counsel and Secretary, who hereby acknowledges under penalties of perjury that the facts stated herein are true and that this Certificate is his act and deed, this 21st day of August, 2003.

By:	/s/ TONY L. WOLK

Tony L. Wolk
Senior Vice President, General Counsel and Secretary

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